Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Exhibit 99.1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX.

Vote by Internet • Go to www.investorvote.com/tickersymbol • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US

   territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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 A   Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

		For	Against	Abstain			For	Against	Abstain

1.	The approval of the Agreement and Plan of Merger dated as of April 25, 2018, by and between First Interstate BancSystem, Inc. (“First Interstate”) and Northwest Bancorporation, Inc. (“Northwest”) and the merger, pursuant to which Northwest will merge with and into First Interstate.	☐	☐	☐	2.	Approval of the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐

 B   Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting.	☐

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If the signer is a partnership, please sign in the partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [●], 2018:

The Notice of Special Meeting, Special Meeting Proxy Statement, Special Meeting Proxy Card and directions to attend the Special Meeting where you may vote in person are also available at www.inb.com/proxy.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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REVOCABLE PROXY — NORTHWEST BANCORPORATION, INC.

SPECIAL MEETING OF SHAREHOLDERS

[●], 2018

[●]:[●] A.M.

The undersigned hereby appoints Russell A. Lee, Anthony D. Bonanzino or Leilani T. McKernan, and each of them, proxy agents of the undersigned, with full power of substitution, to represent and vote as directed herein, all shares of Northwest Bancorporation, Inc. common stock that the undersigned is entitled to vote at the special meeting of shareholders, to be held on [●], [●], 2018, at [●]:[●] a.m. local time, at the Airway Heights Branch of Inland Northwest Bank located at 11917 West Sunset Highway, Airway Heights, Washington, and at any and all adjournments or postponements thereof.

This proxy will be voted as directed, or if no direction is indicated, will be voted: “FOR” items 1 and 2.